Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT NO. 5441 (this “Agreement”) is entered into as of December 18, 2006, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and GEVO, INC., a Delaware corporation (“Borrower”) and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).

“ACH” means the Automated Clearing House electronic funds transfer system.

“Advance” means a Loan advanced by Lender to Borrower hereunder.

“Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to upward adjustment as provided in the Loan Agreement. On and after the Loan Commencement Date, the Basic Rate shall be fixed and the Index and the Interest Margin shall not be subject to any further adjustments.

“Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

“Borrowing Base” means the Equipment Borrowing Base.

“Collateral” means: (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 naming Borrower as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party including Exhibit A attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.

“Commitment” means $750,000.

“Commitment Fee” means $5,000.

“Commitment Termination Date” means the earliest to occur of (i) December 31, 2007; (ii) any Default or Event of Default, or (iii) in Lender’s sole judgment, any adverse change in the management or composition of Borrower’s Board of Directors after the date hereof.

“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.

“Default Rate” means the lesser of 18% per annum or the highest rate permitted by applicable law.

“Disclosure Schedule” means the schedule attached as Schedule 1 hereto.

“Eligible Equipment” means various new and used office equipment, computers and peripherals, office furniture, analytical and test equipment, and laboratory equipment and any other equipment approved by Lender in its reasonable discretion, and that comply with all of Borrower’s representations and warranties herein; up to 30% of Eligible Equipment may consist of software, leasehold improvements, freight, installation, sales tax and other costs approved by Lender.

“Equipment Borrowing Base” means 100% of the purchase price of Eligible Equipment, provided such equipment has been purchased within 120 days of the Funding Date.

“Event of Default” is defined in Section 8.

“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations; and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

“Incumbency Certificate” means the document in the form of Exhibit E.

“Index” means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

“Interest Margin” means (i) 2.25% per annum during the Interest Only Period and (ii) 0.5% per annum on and after the Loan Commencement Date.

“Interest Only Period” means the period commencing on the date hereof and continuing until the Loan Commencement Date.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought. Lender will apply deposits received before the date hereof, if any, towards Lender’s Expenses.

“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

“Loan Commencement Date” means January 1 2008.

“Loan Documents” means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Note” means a Secured Promissory Note in the form of Exhibit B.

“Notice of Borrowing” means the form attached as Exhibit D.

“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iii) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; and (iv) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than 90 days delinquent or which are being contested in good faith; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral.

“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

“Responsible Officer” means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.

“Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

“Warrant” means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.

1.2 Interpretation. References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation shall be based on a 360-day year and actual days elapsed.

2. THE LOANS

2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the lesser of (i) the principal amount of the Commitment or (ii) 100% of Equipment Borrowing Base, on or before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $100,000, unless less than $100,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

2.3 Terms of Payment, Repayment.

(a) Repayment. Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal.

(b) Payments. All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.

(c) Default Rate. While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

(d) Date. Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

2.4 Fees. Borrower shall pay to Lender the following:

(a) Commitment Fee. The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations;

(b) Late Fee. On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.

(c) Lender’s Expenses. When requested, all Lender’s Expenses within 20 days of request. Lender’s Expenses not paid when due shall bear interest as principal at the Default Rate.

3. CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

3.1 Conditions Precedent to any and all Advances. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) Lender’s receipt of all vendor invoices, bills of sale, receipts, agreements, proof of payment, and other documents as Lender shall reasonably request to evidence the ownership by Borrower of, the payment in full of the purchase price of, and the fair market value of, Collateral; (iii) no Default or Event of Default has occurred and is continuing; (iv) delivery of a Notice of Borrowing with respect to the proposed Advance; (v) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (vi) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.

3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 15 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made. With respect to the initial Advance hereunder, Lender agrees to finance equipment delivered to Borrower since January 1, 2006, provided the Notice of Borrowing for such Advance is delivered to Lender within 30 days from the date of this Agreement.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

4.2 Inspections. Lender shall have the right upon reasonable prior notice to inspect Borrower’s Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.

4.3 Authorization to File Financing Statements. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants as follows:

5.1 Due Organization and Qualification. Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located.

5.2 Authority. Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete.

5.4 Authorization; Enforceability. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.

5.5 Name and Location. Borrower has not done business under any name other than that specified on the signature page hereof or as set forth on the Disclosure Schedule. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.

5.6 Litigation. To Borrower’s knowledge, all actions or proceedings pending or threatened by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule.

5.7 Financial Statements. All financial statements delivered by Borrower to Lender fairly represent the financial condition of the Borrower. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

5.8 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they come due.

5.9 Taxes. Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have an adverse effect on Borrower.

5.10 Rights; Title to Assets. Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct of its business as now operated or proposed to be operated. Borrower has good title to the Collateral, free and clear of any Liens except for Permitted Liens.

5.11 Full Disclosure. No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

5.12 Regulated Substances. Borrower complies and will comply with all laws respecting Regulated Substances.

5.13 Reaffirmation. Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.

6. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that it shall do all of the following:

6.1 Good Standing and Compliance. Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $50,000; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.

6.3 Notice of Defaults. Upon any Default or Event of Default, deliver an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.

6.4 Use; Maintenance. Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral.

6.5 Insurance. Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.

6.6 Loss Proceeds. So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower’s business.

6.7 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.

7. NEGATIVE COVENANTS

Borrower will not do any of the following:

7.1 Location of Collateral. Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11 without giving 30 days prior written notice to Lender.

7.2 Extraordinary Transactions. Enter into any transaction not in the ordinary course of Borrower’s business, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of Borrower’s business; (ii) licenses of Borrower’s intellectual property assets entered into in the ordinary course of business; and (iii) equity financings.

7.3 Restructure. Make any material change in Borrower’s financial structure or business operations (other than through the sale of preferred stock to equity investors which does not result in a change of control of Borrower); or suspend operation of Borrower’s business.

7.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of the Collateral, whether now owned or hereafter acquired, except for Permitted Liens.

7.5 Distributions. Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees or directors, under repurchase agreements approved by the Borrower’s Board of Directors.

7.6 Transactions with Affiliates. Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.6 if approved by a disinterested majority of the Borrower’s Board of Directors.

7.7 Compliance. (i) Become an “investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation.

7.8 UCC Effectiveness. Change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading under the UCC, without giving Lender 30 days advance written notice.

8. EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

8.1 Payment. Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.

8.2 Certain Covenant Defaults. Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

8.3 Other Covenant Defaults. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 30 days after its occurrence.

8.4 Attachment. Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.

8.5 Other Agreements. There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $50,000, unless the third party has timely waived the default.

8.6 Judgments. One or more judgments for an aggregate of at least $50,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

8.7 Injunction. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.

8.8 Misrepresentation. Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect.

8.9 Enforceability. Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

8.10 Involuntary Bankruptcy. An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

8.11 Voluntary Bankruptcy or Insolvency. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12 Merger, Sale or Change of Control. The occurrence of (i) a merger of Borrower with another entity (whether or not the Borrower is the “surviving entity”) whereby the shareholders of Borrower immediately prior to such merger own less than 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions) other than a transaction that is a bona fide equity financing with the primary purpose of raising capital for Borrower, whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s), and such acquirer or resulting entity (including, Borrower, if Borrower is the resulting or surviving entity) fails to either: (a) pay off the Obligations in cash at the closing of the acquisition, merger or sale or (b) provide an unconditional, unlimited guaranty or reaffirmation of the Obligations in form and substance satisfactory to Lender and is of a credit quality acceptable to Lender

9. LENDER’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

9.2 Power of Attorney in Respect of the Collateral. Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

9.3 Charges. If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred and related thereto shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

9.4 Remedies Cumulative. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

9.5 Application of Collateral Proceeds. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10. WAIVERS; INDEMNIFICATION

10.1 Waivers. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

10.2 Lender’s Liability for Collateral. Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

10.3 Indemnification. Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11. NOTICES

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:

Gevo, Inc. 133 N. Altadena Drive, Suite 310 Pasadena, California 91107 Attention: Chief Financial Officer FAX: (626) 796-8855	Lighthouse Capital Partners V, LP 500 Drake’s Landing Road Greenbrae, California 94904 Attention: Contract Administrator FAX: (415) 925-3387

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.

12.2 Time of Essence. Time is of the essence for the performance of all Obligations.

12.3 Severability of Provisions. Each provision hereof shall be severable from every other provision in determining its legal enforceability.

12.4 Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. Notwithstanding the foregoing and anything to the contrary in this Agreement, the provisions of Section 12.12 shall survive the termination of this Agreement and payment of the Obligations.

12.9 No Original Issue Discount. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

12.10 Relationship of Parties. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

12.11 Choice of Law and Venue; Jury Trial Waiver. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF

DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

12.12 Confidentiality. In handling any confidential non-public information concerning Borrower, Lender will maintain the confidentiality of such information, but disclosure of information may be made (a) to Lender’s subsidiaries or affiliates in connection with their business with Borrower, provided they are bound by this confidentiality provision, (b) to prospective transferees or purchasers of any interest in the Loans, provided they are bound by this confidentiality provision, (c) as required by law, regulation, subpoena or other order, (d) as required in connection with Lender’s examination or audit, provided that any person receiving confidential or non-public information is bound by this confidentiality provision or similar regulations, and (e) as Lender considers appropriate in exercising remedies hereunder. Confidential information does not include information that is (i) after disclosure to Lender, in the public domain or becomes part of the public domain from a source other than, directly or indirectly, Lender or (ii) disclosed to Lender by a third party, if Lender does not have actual knowledge that the third party is prohibited from disclosing the information.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GEVO, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By:	/s/ Matthew W. Peters	By:	/s/ Thomas Conneely
Name:	Matthew W. Peters	Name:	Thomas Conneely
Title:	President	Title:	Vice President

Exhibit A	Collateral Description

Exhibit B	Form of Note

Exhibit C	Form of Preferred Stock Warrant

Exhibit D	Form of Notice of Borrowing

Exhibit E	Form of Incumbency Certificate

Exhibit F	Form of Officers Certificate

Exhibit G	ACH Authorization

Schedule 1	Disclosure Schedule

EXHIBIT A

DEBTOR/BORROWER:	GEVO, INC.

SECURED PARTY/LENDER:	LIGHTHOUSE CAPITAL PARTNERS V, L.P.

COLLATERAL

The Collateral shall consist of all right, title and interest of Debtor in and to all the following:

All right, title, interest, claims and demands of Debtor in and to each and every item of equipment, fixtures or personal property that is financed pursuant to one or more Loan and Security Agreements by and between Debtor and Secured Party, including without limitation, the equipment, fixtures and personal property whether now owned or hereafter acquired, wherever located, together with all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all of such equipment, fixtures or personal property together with all the rents, issues, income, profits and avails therefrom and all of the products and proceeds thereof, including without limitation, insurance, proceeds of insurance, proceeds of proceeds, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

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AMENDMENT NO. 01

Dated April 30, 2007

THIS AMENDMENT NO. 01 (“Amendment 01”) to that certain Loan and Security Agreement No. 5441 dated as of December 18, 2006, as amended (the “Agreement”) is entered into as of April 30, 2007, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and GEVO, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into the Agreement; and

WHEREAS, Borrower has requested Lender provide additional financing in the amount of $1,000,000; and

WHEREAS, Lender has agreed to do so under the Agreement, subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

I. Section 1.1, the following definitions shall be added to the Agreement:

“Commitment One” means $750,000.

“Commitment Two” means $1,000,000, available upon Borrower raising its Next Round Financing, provided Borrower provides Lender with copies of the executed version of such documentation and evidence reasonably acceptable to Lender of the initial closing of at least $2,000,000 thereunder.

“New Warrant” means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-1 attached to this Amendment 01 and issued in conjunction with Commitment Two.

“Next Round Financing” means the Series A-4 preferred stock equity financing of the Borrower.

II. Section 1.1, the following definitions of the Agreement shall be deleted in their entirety and replaced with the following:

“Commitment” means collectively, Commitment One and Commitment Two.

“Incumbency Certificate” means the document in the form of Exhibit E of the Agreement and in the form of Exhibit E-1 attached to this Amendment 01.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought, provided however, that Lender’s Expenses for the preparation and negotiation of Amendment 01 shall not exceed $2,500. Lender will apply deposits received before the date hereof, if any, towards Lender’s Expenses.

“Loan Documents” means, collectively, the Agreement, as amended, the Warrants, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Warrants” means (i) a Warrant in favor of Lender to purchase securities of Borrower substantially in the form of Exhibit C, and (ii) the New Warrant.

III. Section 3, Conditions of Advances; Procedure for requesting Advances

Section 3, Conditions of Advances the following new Section 3.3 shall be added:

3.3 Conditions Precedent to Initial Advance under Commitment Two:

(a) This Amendment 01 duly executed by Borrower.

(b) The New Warrant to be issued to Lender duly executed by Borrower.

(c) An executed Incumbency Certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 01, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 01 and each of the other Loan Documents.

(e) A good standing certificate from Borrower’s state of incorporation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(f) All necessary consents of stockholders and other third parties with respect to the execution, delivery and performance of this Agreement, Amendment 01, the New Warrant, and the other Loan Documents.

(g) Borrower shall have satisfied all the conditions set forth in Section 3.1 and 3.2 of the Agreement.

(h) Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date hereof as though fully set forth herein.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

GEVO, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

LIGHTHOUSE MANAGEMENT PARTNERS V. L.L.C., its general partner

By:	/s/ Matthew W. Peters	By:	/s/ Thomas Conneely
Name	Matthew W. Peters	Name	Thomas Conneely
Title:	President	Title:	Vice President

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AMENDMENT NO. 02

Dated December 18, 2007

TO

that certain Loan and Security Agreement No. 5441

dated as of December 18, 2006, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

GEVO, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 1.1 of the Agreement, the following definitions shall be deleted in their entirety and replaced with the following:

“Commitment Termination Date” means the earliest to occur of (i) March 31, 2008; (ii) any Default or Event of Default, or (iii) in Lender’s sole judgment, any adverse change in the management or composition of Borrower’s Board of Directors after the date hereof.

“Loan Commencement Date” means (i) January 1, 2008 for Advances prior to January 1, 2008 and (ii) the first day of the calendar month following the Funding Date for Advances after January 1, 2008.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

GEVO, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

LIGHTHOUSE MANAGEMENT PARTNERS V. L.L.C., its general partner

By:	/s/ Matthew Peters	By:	/s/ Thomas Conneely
Name	Matthew Peters	Name	Thomas Conneely
Title:	President	Title:	Vice President

AMENDMENT NO. 03

Dated April 5, 2008

THIS AMENDMENT NO. 03 (“Amendment 03”) to that certain Loan and Security Agreement No. 5441 dated as of December 18, 2006, as amended (the “Agreement”) is entered into as of April 5, 2008, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and GEVO, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into the Agreement; and

WHEREAS, Borrower has requested Lender provide additional financing in the amount of $3,000,000; and

WHEREAS, Lender has agreed to do so under the Agreement, subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

I. Section 1.1, the following definitions shall be added to the Agreement:

“Commitment Three” means $3,000,000.

“Commitment Three Warrant” means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-2 attached to this Amendment 03 and issued in conjunction with Commitment Three.

“Intercreditor Lien” means a Lien in favor of a third party lender for the purposes of financing Borrower’s equipment, in an amount not to exceed $1,000,000 provided to Borrower on commercially reasonable terms, but only to the extent such Liens are subject to an intercreditor agreement with such entity reasonably acceptable to Lender.

II. Section 1.1, the following definitions of the Agreement shall be deleted in their entirety and replaced with the following:

“Basic Rate” shall be defined in the Notes.

“Commitment” means collectively, Commitment One, Commitment Two and Commitment Three.

“Commitment Termination Date” means the earliest to occur of (i) for Commitment One and Two, March 31, 2008; (ii) for Commitment Three, March 31, 2009; (ii) any Default or Event of Default, or (iii) in Lender’s sole judgment, any adverse change in the management or composition of Borrower’s Board of Directors after the date hereof.

“Incumbency Certificate” means the document in the form of Exhibit E of the Agreement and in the form of Exhibit E-2 attached to Amendment 03.

“Index” shall be defined in the Notes.

“Loan Commencement Date” shall be defined in the Notes.

“Note” means (i) in connection with Advances under Commitment One and Commitment Two, Secured Promissory Notes in the form of Exhibit B to the Agreement, and (ii) in connection with Advances under Commitment Three, in the form of Exhibit B-2 and Exhibit B-3 to Amendment 03.

“Notice of Borrowing” means (i) in connection with Advances under Commitment One and Commitment Two, the form attached as Exhibit D to the Agreement, and (ii) in connection with Advances under Commitment Three in the form of Exhibit D-2 attached to Amendment 03.

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“Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business; and (iii) Indebtedness secured by clause (v) of Permitted Liens.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iii) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; (iv) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar Liens imposed by law, which are incurred in the ordinary course of business for sums not more than 90 days delinquent or which are being contested in good faith; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; and (v) Intercreditor Liens.

“Warrants” means (i) a Warrant in favor of Lender to purchase securities of Borrower substantially in the form of Exhibit C, (ii) the New Warrant and (iii) the Commitment Three Warrant.

III. Additional Amendments

The following new Section 2.2 shall be added (and current Section 2.2 of the Agreement shall be renumbered as Section 2.3):

2.2 Commitment Three. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of Commitment Three. Lender’s obligation to make any Advance of Commitment Three or to lend the undisbursed portion of Commitment Three shall terminate on the Commitment Termination Date for Commitment Three.

The following new Section 2.4 shall be added:

2.4 Up to 30% of the Commitment may be used to pay the costs of software, leasehold improvements, engineering expenses, installation, freight, sales tax, and any other costs approved by Lender.

The following new Sections 3.4 and 3.5 shall be added:

3.4 Conditions Precedent to Initial Advance under Commitment Three:

(a) This Amendment 03 duly executed by Borrower.

(b) The Commitment Three Warrant to be issued to Lender duly executed by Borrower.

(c) An executed Incumbency Certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 03, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 03 and each of the other Loan Documents.

(e) A good standing certificate from Borrower’s state of incorporation and the state in which Borrower’s principal place of business is located, together with, where available, certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(f) All necessary consents of stockholders and other third parties with respect to the execution, delivery and performance of this Agreement, Amendment 03, the Commitment Three Warrant, and the other Loan Documents.

(g) Borrower shall have satisfied all the conditions set forth in Section 3.1 and 3.2 of the Agreement.

(h) Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date hereof as though fully set forth herein.

3.5 Reaffirmation. Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date of Amendment 03 as though fully set forth herein.

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Section 7.4 – Liens – the following section of the Agreement shall be deleted in its entirety and replaced with the following

7.4 Liens and Indebtedness. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of the Collateral, whether now owned or hereafter acquired, except for Permitted Liens, or to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

Section 11 – Notices – the following section of the Agreement shall be deleted in its entirety and replaced with the following:

11. Notices. All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:

Gevo, Inc. 345 Inverness Drive South, Bld. C, Suite 310 Englewood, CO 80112 Attention: General Counsel FAX: (303) 858-8431	Lighthouse Capital Partners V, LP 500 Drake’s Landing Road Greenbrae, California 94904 Attention: Contract Administrator FAX: (415) 925-3387

IV. Further Terms and Conditions of this Amendment 03.

1. Expenses: All expenses incurred in connection with the preparation and negotiation of this Amendment 03 are for Borrower’s account.

2. Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same; and (iii) it is in full compliance with the Loan Documents.

3. No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

4. Integration Clause. This Amendment 03, along with the Agreement, Amendment 02 and Amendment 01, represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment 03 and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Amendment 03 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment 03 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Amendment 03 or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

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Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

GEVO, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

LIGHTHOUSE MANAGEMENT PARTNERS V. L.L.C., its general partner

By:	/s/ Patrick Gruber	By:	/s/ Thomas Conneely
Name	Patrick R. Gruber	Name	Thomas Conneely
Title:	CEO	Title:	Vice President

4

AMENDMENT NO. 04

Dated August 12, 2008

THIS AMENDMENT NO. 04 (“Amendment 04”) to that certain Loan and Security Agreement No. 5441 dated as of December 18, 2006, as amended (the “Agreement”) is entered into as of August 12, 2008, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and GEVO, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into the Agreement; and

WHEREAS, Borrower has requested Lender provide additional working capital financing in the amount of $5,000,000; and

WHEREAS, Lender has agreed to do so under the Agreement, subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

I. Section 1.1, the following definitions shall be added to the Agreement:

“Commitment Four” means $5,000,000, such amount to be used for general corporate purposes.

“Commitment Four Warrant” means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-3 attached to this Amendment 04 and issued in conjunction with Commitment Four.

“Control Agreement” means the document in the form of Exhibit G attached to Amendment 04.

“Negative Pledge Agreement” means the document in the form of Exhibit F attached to Amendment 04.

II. Section 1.1, the following definitions of the Agreement shall be deleted in their entirety and replaced with the following:

“Collateral” means: (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 naming Borrower as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party including Exhibit A for Commitment One, Commitment Two and Commitment Three and Exhibit A-2 for Commitment Four attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.

“Commitment” means collectively, Commitment One, Commitment Two, Commitment Three and Commitment Four.

“Commitment Termination Date” means the earliest to occur of (i) for Commitment One and Two, March 31, 2008; (ii) for Commitment Three, March 31, 2009; (iii) for Commitment Four, December 31, 2009; and (iv) for any portion of the Commitment, (a) any Default or Event of Default, or (b) in Lender’s sole judgment, any adverse change in the management or composition of Borrower’s Board of Directors after the date hereof.

“Incumbency Certificate” means the document in the form of Exhibit E of the Agreement, in the form of Exhibit E-2 attached to Amendment 03, and in the form of Exhibit E-3 attached to Amendment 04.

“Note” means (i) in connection with Advances under Commitment One and Commitment Two, Secured Promissory Notes in the form of Exhibit B to the Agreement, and (ii) in connection with Advances under Commitment Three, in the form of Exhibit B-2 and Exhibit B-3 to Amendment 03; and (iii) in connection with Advances under Commitment Four, in the form of Exhibit B-4, B-5 or B-6 to Amendment 04.

“Notice of Borrowing” means (i) in connection with Advances under Commitment One and Commitment Two, the form attached as Exhibit D to the Agreement, (ii) in connection with Advances under Commitment Three in the form of

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Exhibit D-2 attached to Amendment 03 and (ii) in connection with Advances under Commitment Four in the form of

Exhibit D-3 attached to Amendment 04.

“Warrants” means (i) a Warrant in favor of Lender to purchase securities of Borrower substantially in the form of Exhibit C, (ii) the New Warrant; (iii) the Commitment Three Warrant and (iv) the Commitment Four Warrant.

III. Additional Amendments

Section 2.1 and 2.2 shall be modified as follows:

2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the lesser of (i) the principal amount of the Commitment or (ii) in the case of Commitment One, Commitment Two and Commitment Three, 100% of Equipment Borrowing Base, on or before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date for that portion of the Commitment. Repaid principal of the Advances may not be re-borrowed.

2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $100,000 under any portion of the Commitment, or $500,000 in the case of Commitment Four, unless less than such amount remains available under that portion of the Commitment for borrowing.

The following new Sections 3.2.1, 3.6 and 3.7 shall be added:

3.2.1 Procedure for Making Advances under Commitment Four. For any Advance under Commitment Four, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 10 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

3.6	Conditions Precedent to Initial Advance under Commitment Four:

(a) This Amendment 04 duly executed by Borrower.

(b) The Commitment Four Warrant to be issued to Lender duly executed by Borrower.

(c) The Negative Pledge Agreement to be issued to Lender duly executed by Borrower.

(d) Control Agreements to be issued to Lender duly executed by Borrower with respect to each depository and securities account of Borrower.

(e) An executed Incumbency Certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 04, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 04 and each of the other Loan Documents.

(f) A good standing certificate from Borrower’s state of incorporation and the state in which Borrower’s principal place of business is located, together with, where available, certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(g) All necessary consents of stockholders and other third parties with respect to the execution, delivery and performance of this Agreement, Amendment 04, the Commitment Four Warrant, and the other Loan Documents.

(h) Borrower shall have satisfied all the conditions set forth in Section 3.1 and 3.2 of the Agreement.

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3.7 Reaffirmation Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date of Amendment 04 as though fully set forth herein.

IV. Further Terms and Conditions of this Amendment 04.

1.	Equity Contingency: In the event Borrower closes a private equity financing yielding net proceeds of at least $20 million at a price per share of at least $6.85 (the “Qualifying Private Equity Financing”), Borrower shall have the option to amend the Notes under Commitment Four such that the Loan Commencement Date (as that term is defined in the Note) for all Advances under Commitment Four is January 1, 2010. In the event the Qualifying Private Equity Financing does not occur prior to December 31, 2008, then the Notes may not be so amended and any Advance occurring after June 30, 2009 shall have a Loan Commencement Date equal to the first day of the calendar month next following such Advance.

2.	Expenses: All expenses incurred in connection with the preparation and negotiation of this Amendment 04 are for Borrower’s account. A Commitment Fee in the amount of $5,000 has been received in conjunction with this Amendment 04 and shall be applied to expenses and every subsequent monthly payment until fully applied.

3.	Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same; and (iii) it is in full compliance with the Loan Documents.

4.	No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter herein-to, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

5.	Integration Clause. This Amendment 04, along with the Agreement, and Amendments 01, 02 and 03, represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment 04 and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Amendment 04 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment 04 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Amendment 04 or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

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Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

GEVO, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., ITS GENERAL PARTNER

By:	/s/ Patrick Gruber	By:	/s/ Thomas Conneely
Name:	Patrick Gruber	Name:	Thomas Conneely
Title:	CEO	Title:	Vice President

Attachments:

EXHIBIT A-2 COLLATERAL

EXHIBIT B-4 SECURED PROMISSORY NOTE (FOR FUNDINGS PRIOR TO JUNE 30, 2009)

EXHIBIT B-5 SECURED PROMISSORY NOTE (NO EXTENSION OPTION – FOR FUNDINGS AFTER JUNE 30, 2009 IF THERE HAS BEEN NO QUALIFYING PRIVATE EQUITY FINANCING)

EXHIBIT B-6 SECURED PROMISSORY NOTE (FOR FUNDINGS AFTER JUNE 1, 2009 IF THERE HAS BEEN A QUALIFYING PRIVATE EQUITY FINANCING AND BORROWER SELECTS THE LATER LOAN COMMENCEMENT DATE)

EXHIBIT C-3 WARRANT

EXHIBIT D-3 NOTICE OF BORROWING

EXHIBIT E-3 INCUMBENCY CERTIFICATE

EXHIBIT F NEGATIVE PLEDGE AGREEMENT

EXHIBIT G CONTROL AGREEMENT

SCHEDULE 1 DISCLOSURE SCHEDULE

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Exhibit A-2

COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor; all personal property of Debtor;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY’S SECURITY INTEREST;

All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

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NOTICE - PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY’S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

Notwithstanding the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor’s interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in, Debtor’s Intellectual Property, including, without limitation, any and all property of the Debtor that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated August 12, 2008 between the Secured Party and the Debtor. “Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include accounts, accounts receivable, royalties, licensing fees, contract rights, proceeds, or other revenue obtained or owed from or on account of the licensing or other exploitation of Intellectual Property, none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

“Debtor”		“Secured Party”

GEVO, INC. a Delaware corporation		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:	/s/ Patrick Gruber	By:	/s/ Thomas Conneely
Name:	Patrick Gruber	Name:	Thomas Conneely
Title:	CEO	Title:	Vice President

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NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT is made as of August 12, 2008, by and between GEVO, INC. (“Borrower”) and LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”).

In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the “Loan Agreement”), Borrower agrees as follows:

Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s intellectual property, including, without limitation, the following:

(a) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”);

(e) Any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(g) Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights

(h) Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

(i) Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement. Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

GEVO, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, LLC,
its general partner
By:	/s/ Patrick Gruber	By:	/s/ Thomas Conneely
Name:	Patrick Gruber	Name:	Thomas Conneely
Title:	CEO	Title:	Vice President

AMENDMENT NO. 05

Dated July 20, 2009

THIS AMENDMENT NO. 05 (“Amendment 05”) to that certain Loan and Security Agreement No. 5441 dated as of December 18, 2006, as amended (the “Agreement”), by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and GEVO, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into the Agreement; and

WHEREAS, Advances in the amount of $9,077,787.99 have been made pursuant to twelve Secured Promissory Notes dated February 1, 2007, July 16, 2007 (2 notes), October 18, 2007, November 19, 2007, March 31, 2008, May 15, 2008, June 30, 2008, August 29, 2008, November 3, 2008, November 28, 2008, and March 31, 2009, respectively (collectively the “Original Notes”); and

WHEREAS, Borrower and Lender each confirm (i) that the outstanding principal balance of the Original Notes, as of June 30, 2009, is $7,934,573.93, exclusive of Final Payments (as defined in the Original Notes), and (ii) that the Commitment Termination Date has occurred and therefore there are no further Advances available under the Commitments; and

WHEREAS, Borrower has requested Lender modify the Loan and Security Agreement and the payment terms of the Original Notes; and

WHEREAS, Lender has agreed to do so under the Agreement, subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan and Security Agreement and the Original Notes and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

I. Section 1.1, the following definitions shall be added to the Agreement:

“Restructure Note” means the Amended and Restated Secured Promissory Note in the form of Exhibit B-7 attached to Amendment No. 05.

“Restructure Warrant” means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-4 attached to Amendment No. 05.

II. Section 1.1 of the Agreement, the following definitions shall be deleted in their entirety and replaced with the following:

“Loan Documents” means, collectively, the Agreement, the Warrants, the Notes, Amendments 01 through 05, and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Note” means (i) in connection with Advances under Commitment One and Commitment Two, Secured Promissory Notes in the form of Exhibit B to the Agreement, and (ii) in connection with Advances under Commitment Three, in the form of Exhibit B-2 and Exhibit B-3 to Amendment 03; (iii) in connection with Advances under Commitment Four, in the form of Exhibit B-4, B-5 or B-6 to Amendment 04 and (iv) the Restructure Note.

“Warrants” means (i) a Warrant in favor of Lender to purchase securities of Borrower substantially in the form of Exhibit C to the Agreement, (ii) the New Warrant; (iii) the Commitment Three Warrant; (iv) the Commitment Four Warrant and (v) the Restructure Warrant.

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III. Additional Amendments.

The following new Section 4.4 shall be added:

4.4 Release of Security Interest. Notwithstanding anything to the contrary contained in Section 4.1 or Exhibit A, at such time as Borrower shall have repaid to Lender an aggregate of $5,000,000 of the outstanding principal balance under the Restructure Note pursuant to the terms thereof, the security interest granted to Lender pursuant to Section 4.1 shall automatically terminate with respect to all Collateral, other than that certain equipment and those certain fixtures that were financed with Advances under Commitment One, Commitment Two or Commitment Three, including, without limitation, that certain equipment and those certain fixtures identified on Exhibit A-3, together with all substitutions, renewals or replacements of and additions, improvements, accessions and accumulations to any and all of such equipment and fixtures and all of the proceeds thereof, including, without limitation, insurance, proceeds of insurance, proceeds of proceeds, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof (the “Released Collateral”), and Lender shall promptly execute and deliver to Borrower such releases or other evidence of such termination as may be reasonably requested by Borrower, including, without limitation, evidence of termination of UCC-1 20082803433 and 20082803656 and those certain Deposit Account Control Agreements by and among Borrower, Lender and the financial institutions named therein. From and after the date of such termination, the Released Collateral shall not constitute Collateral for purposes of this Agreement or any of the other Loan Documents. Upon payment in full of the Obligations in accordance with the provisions of this Agreement and the other Loan Documents, the security interest in Collateral that is not Released Collateral (the “Remaining Collateral”) shall terminate and, at such time, Borrower is authorized to file the appropriate termination statements to evidence such termination.

IV. Amendment, Restatement and Replacement of Original Notes.

All of the Original Notes are amended, restated and replaced by the Restructure Note in the form of Exhibit B-7 hereof. Lender shall return each originally executed Original Note to Borrower for cancellation.

V. Conditions Precedent to the effectiveness of Amendment 05:

(a) This Amendment 05 duly executed by Borrower.

(b) The Restructure Note duly executed by Borrower.

(c) The Restructure Warrant has been issued to Lender duly executed by Borrower.

(d) An executed Incumbency Certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 05, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 05 and each of the other Loan Documents.

(e) All necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of this Amendment 05, the Restructure Note, the Restructure Warrant, and the other Loan Documents.

VI. Further Terms and Conditions of this Amendment 05.

1. Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same; and (iii) it is in full compliance with the Loan Documents.

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2. No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

3. Integration Clause. This Amendment 05, along with the Agreement, and Amendments 01, 02, 03 and 04, represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment 05 and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Amendment 05 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment 05 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Amendment 05 or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

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Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

GEVO, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT PARTNERS, V, L.L.C.,
its general partner
By:	/S/ Mark Smith	By:	/s/ Thomas Conneely
Name:	Mark Smith	Name:	Thomas Conneely
Title:	Chief Financial Officer	Title:	Vice President

Attachments:

EXHIBIT A-3 Remaining Collateral

EXHIBIT B-7 Amended and Restated Secured Promissory Note

EXHIBIT C-4 Warrant

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AMENDED AND RESTATED SECURED PROMISSORY NOTE

(Notes originally issued in the amount of $9,077,787.99)

$2,934,573.93

This AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Note”) is made August 6, 2010, by GEVO, INC., (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) and amends, restates and replaces, but is not a novation of that certain Amended and Restated Secured Promissory Note dated July 1, 2009, pursuant to that certain Loan and Security Agreement No. 5441 between Borrower and Lender dated December 18, 2006, as amended (the “Loan Agreement”) with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $2,934,573.93, (the “Advance”), including interest on the unpaid balance of the Advance at the Basic Rate, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a per annum fixed rate of interest equal to 12%.

“Final Payment” means $203,889.40.

“Loan Commencement Date” for this Note means January 1, 2011.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

“Payment Date” means the first day of each calendar month.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 18 calendar months.

1. Repayment. Borrower shall pay principal and interest due hereunder from the date of this Note, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest on the unpaid balance of the Advance calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall pay to Lender, in advance, equal monthly installments of principal and interest on the unpaid balance of the Advance, calculated using the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and accrued interest outstanding hereunder, the Final Payment.

2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computations shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

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4. Collateral. This Note is secured by the Collateral.

5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, or diligence in collection, as a defense to any action on this Note.

6. Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

GEVO, INC.

By:	/s/ Patrick Gruber
Name:	Patrick Gruber
Title:	CEO

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